Exhibit 99.1

                      Allied Motion Third Quarter Results

                        Sales up 13% - Net Income up 61%

     DENVER--(BUSINESS WIRE)--Nov. 3, 2006--Allied Motion Technologies Inc. (NASDAQ: AMOT) today announced it achieved a 61% increase in net income and a 13% increase in sales for its third quarter ended September 30, 2006 over the same period last year. Allied achieved net income for the third quarter of $617,000 or $.09 per diluted share compared to $383,000 or $.06 per diluted share for the same period last year. Revenues for the quarter ended September 30, 2006 were $20,308,000 compared to $18,043,000 last year. Backlog at September 30, 2006 was $25,177,000, over an 8% increase from September 30, 2005.

     During the nine months ended September 30, 2006, the Company achieved net income of $1,543,000 or $.22 per diluted share compared to net income of $919,000 or $.13 per diluted share for the same nine months last year. Revenues for the nine months this year increased 15% to $63,662,000 compared to $55,411,000 for the same period last year.

     "We are quite pleased with the improvement in sales and profits we have achieved during the first nine months of this year," commented Dick Smith, CEO of Allied Motion. "We continue to achieve significant improvement in sales and margins from our industrial market solutions business and are encouraged by the cost improvements we are realizing on some of our commercial motion products being produced in China. Our year-to-date performance reflects the continued execution of our strategy which continues to build the foundation necessary to achieve our long-term goals for growth in sales and profitability, as well as to facilitate our continued expansion into the motion control industry."

     Dick Warzala, President of Allied Motion, added, "Our operations once again provided sales and earnings growth reflecting our focus on continuous operating improvements including new customer development, new product development, AST (Allied Systematic Tools) implementation and LCR (Low Cost Region) ramp up. The sales increase is a result of organic growth in our markets and the emphasis we place on executing our growth strategy through the implementation of the supporting critical issues to leverage our sales force and develop several new products that meet the current and emerging needs of our served market segments. While our LCR operation in China generates cost improvements and supports the needs of our customers with expansion plans in the region, the continuous improvement in our domestic operations through the implementation of AST and the emphasis on improving our areas of excellence, allows us to meet application specific requirements through design and manufacture of engineered product solutions that meet the exact needs of our customers."

     Headquartered in Denver, Colorado, Allied Motion designs, manufactures and sells motion control products into applications that serve many industry sectors. Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

     The statements in this press release and in the Company's November 7, 2006 conference call that relate to future plans, events or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include international, national and local general business and economic conditions in the Company's motion markets, introduction of new technologies, products and competitors, the ability to protect the Company's intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, success of new corporation strategies and implementation of defined critical issues designed for growth and improvement in profits, the continued success of the Company's customers to allow the Company to realize revenues from its order backlog and to support the Company's expected delivery schedules, the continued viability of the Company's customers and their ability to adapt to changing technology and product demand, the ability of the Company to meet the technical specifications of its customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company's products and services, changes in government regulations, availability of financing, the ability of the Company's lenders and financial institutions to provide additional funds if needed for operations or for making future acquisitions or the ability of the Company to obtain alternate financing if present sources of financing are terminated, the ability to attract and retain qualified personnel who can design new applications and products for the motion industry, the ability of the Company to identify and consummate favorable acquisitions to support growth and new technology, and the ability of the Company to control costs for the purpose of improving profitability. The Company's ability to compete in this market depends upon its capacity to anticipate the need for new products, and to continue to design and market those products to meet customers' needs in a competitive world. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward-looking statements, whether as a result of new information, future events, or otherwise.


ALLIED MOTION TECHNOLOGIES INC.
FINANCIAL SUMMARY (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

                              For the Three Months For the Nine Months
                              Ended September 30,  Ended September 30,
HIGHLIGHTS OF OPERATING
 RESULTS                         2006      2005       2006     2005
----------------------------- -------------------- -------------------
Revenues                          $20,308 $18,043     $63,662 $55,411
Cost of products sold              15,244  13,845      48,596  42,901
                              -------------------- -------------------
Gross Margin                        5,064   4,198      15,066  12,510
Operating expenses and other        4,070   3,565      12,641  11,019
                              -------------------- -------------------
Income before income taxes            994     633       2,425   1,491
Provision for income taxes           (377)   (250)       (882)   (572)
                              -------------------- -------------------
Net Income                           $617    $383      $1,543    $919
                              ==================== ===================
PER SHARE AMOUNTS:
Diluted income per share             $.09    $.06        $.22    $.13
                              ==================== ===================
Diluted weighted average
 common shares                      6,977   6,710       6,920   6,940
                              ==================== ===================


                                            September 30, December 31,
CONDENSED BALANCE SHEETS                        2006          2005
------------------------------------------- ------------- ------------
Assets
Current Assets:
 Cash and cash equivalents                          $702         $624
 Trade receivables, net                           11,453       10,087
 Inventories, net                                 10,701        9,185
 Other current assets                              1,617          979
                                            ------------- ------------
Total Current Assets                              24,473       20,875
Property, plant and equipment, net                12,293       12,939
Deferred income taxes                                 75          582
Goodwill and intangible assets                    18,436       18,941
                                            ------------- ------------
Total Assets                                     $55,277      $53,337
                                            ============= ============
Liabilities and Stockholders' Investment
Current Liabilities:
 Debt obligations                                 $9,838       $7,335
 Accounts payable and other current
  liabilities                                     11,107       10,084
                                            ------------- ------------
Total Current Liabilities                         20,945       17,419
Long-term debt obligations                           845        4,746
Other long-term liabilities                        5,510        5,365
                                            ------------- ------------
Total Liabilities                                 27,300       27,530
Stockholders' Investment                          27,977       25,807
                                            ------------- ------------
Total Liabilities and Stockholders'
 Investment                                      $55,277      $53,337
                                            ============= ============

                                            For the Nine Months Ended
                                                  September 30,
CONDENSED STATEMENTS OF CASH FLOWS              2006         2005
------------------------------------------- ------------- ------------
Cash flows from operating activities:
  Net income                                      $1,543         $919
  Depreciation and amortization                    2,440        2,411
  Changes in working capital balances and
   other                                          (1,640)      (3,264)
                                            ------------- ------------
Net cash provided by operating activities          2,343           66

Cash flows from investing activities:
   Purchase of property and equipment             (1,005)      (1,628)
   Cash paid for acquisitions, net                    --         (275)
                                            ------------- ------------
Net cash used in investing activities             (1,005)      (1,903)

Net cash (used in) provided by financing
 activities                                       (1,266)       1,864
Effect of foreign exchange rate changes on
 cash                                                  6           (3)
                                            ------------- ------------
Net increase in cash and cash equivalents             78           24
Cash and cash equivalents at beginning of
 period                                              624          456
                                            ------------- ------------
Cash and cash equivalents at September 30           $702         $480
                                            ============= ============


     CONTACT: Allied Motion Technologies Inc.
              Richard Smith, 303-799-8520
              Sue Chiarmonte, 303-799-8520
              Fax: 303-799-8521